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                                                                      EXHIBIT 11


                        DEP CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED STATEMENTS OF
                        COMPUTATION OF EARNINGS PER SHARE

                                                     Years ended July 31,
                                         ----------------------------------------------
                                            1997             1996              1995
                                         ----------      ------------      ------------
Net loss                                 $ (438,000)     $ (7,958,000)     $(26,958,000)
                                         ==========      ============      ============
 Weighted average shares outstanding      6,701,916         6,250,368         6,244,106
                                         ==========      ============      ============
Net loss per share                       $     (.07)     $      (1.27)     $      (4.32)
                                         ==========      ============      ============


Fully diluted shares are not shown because there is no difference between primary and fully diluted.


                                   Exhibit 11